UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2007

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Portland General Electric Company (PGE or the Company) previously reported on a Form 8-K filed on May 31, 2007 that Douglas R. Nichols, Vice President, General Counsel and Secretary, had notified the Company of his intent to retire in August 2007. At the time of that report, the precise date of Mr. Nichols' retirement had not yet been determined, as the Company and Mr. Nichols wished to give further consideration to the timing of the appointment of Mr. Nichols' successor and the mutual desire for a smooth and orderly transition.

On July 16, 2007, PGE appointed Jay Dudley as Vice President, General Counsel and Corporate Compliance Officer, and the Company and Mr. Nichols agreed that the effective date of Mr. Nichols' retirement will be August 10, 2007. The appointment of Mr. Dudley as Vice President, General Counsel and Corporate Compliance Officer will also be effective August 10, 2007. Effective July 1, 2007, Marc Bocci was appointed to replace Mr. Nichols as Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 18, 2007	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer